Exhibit 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


To the Board of Directors and Shareholders
Casita Enterprises, Inc..

We hereby consent to the inclusion in this SB-2 Registration Statement of Casita Enterprises, Inc. of our report dated August 28, 2007, relating to the financial statements of Casita Enterprises, Inc. for the period from the date of inception (February 12, 2007) to July 31, 2007, and to the use of our name as it appears under the caption "Experts".



/s/ Madsen & Associates CPA's, Inc.
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Madsen & Associates CPA's, Inc.
November 21, 2007